WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                                            EXHIBIT 27


     THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
     EXTRACTED FROM THE FINANCIAL STATEMENTS OF METRIS COMPANIES
     INC. (A DIVISION OF FINGERHUT COMPANIES, INC.) AS OF AND FOR
     THE SIX MONTHS ENDED JUNE 30, 1996 AND AS OF AND FOR THE
     YEAR ENDED DECEMBER 31, 1995 AND IS QUALIFIED IN ITS
     ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.


       Multiplier                              1,000         1,000
      Fiscal year end                   Dec 31, 1996  Dec 31, 1995
      Period End                       June 30, 1996  Dec 31, 1995
      Period Type                           6 months     12 months
      Cash and due from banks                  3,755         4,185
      Interest-bearing deposits                    0             0
      Federal funds sold                      14,361        29,144
      Trading account assets                       0             0
      Investment and MBS held to
       maturity - carrying value                   0             0
      Investment and MBS held to
      maturity - market value                      0             0
      Investment and MBS held for sale             0             0
      Loans                                  131,963        95,064
      Allowances for losses                    5,303         3,679
      Total assets                           185,784       174,428
      Deposits                                 1,000         1,000
      Short-term borrowings                   54,318        63,482
      Other liabilities                       50,254        38,628
      Log-term debt                                0             0
      Preferred - mandatory redemption             0             0
      Preferred - no mandatory
      redemption                                   0             0
      Common stock                                 0             0
      Other stockholders' equity              80,212        71,318
      Total liabilities and equity           185,784       174,428
      Interest and fees on loans              12,119         7,054
      Interest and dividends on
      investments                                436           487
      Other interest income                       64            75
      Total interest income                   12,619         7,616
      Interest on deposit                         24            36
      Total interest expense                   1,858         1,217
      Net interest income                     10,761         6,399
      Provision for loan losses                5,173         4,393
      Investment securities
      gains/losses                                 0             0
      Other expenses                          44,422        45,640
      Income/loss before income tax           14,462         7,449
      Income/loss before extraordinary
      items                                    8,894         4,581
      Extraordinary items, less tax                0             0
      Cumulative change in accounting
      principles                                   0             0
      Net income or loss                       8,894         4,581
      Earnings per share - primary                .0            .0
      Earnings per share - fully
      diluted                                     .0            .0
      Net yield - interest earning
      assets - actual                          17.6%         15.3%


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      Loans on nonaccrual                          0             0
      Accruing loans past due 90 days
      or more                                  1,700         1,573
      Troubled debt restructuring                  0             0
      Potential problem loans                      0             0
      Allowance for loan loss -
      beginning of period                      3,679             0
      Total chargeoffs                         3,629           720
      Total recoveries                            80             6
      Allowance for loan loss - end of
      period                                   5,303         3,679
      Loan loss allowance allocated to
      domestic loans                           5,303         3,679
      Loan loss allowance allocated to
      foreign loans                                0             0
      Loan loss allowance - unallocated            0             0




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